Exhibit 99.1

The Cheesecake Factory Opens in Brea, California

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Nov. 16, 2004--The Cheesecake Factory Incorporated (Nasdaq:CAKE) announces the opening of its newest Cheesecake Factory(R) restaurant on November 15, 2004 at the Brea Mall in Brea, California. The restaurant contains approximately 10,100 square feet and 280 seats.
    The Cheesecake Factory Incorporated operates 87 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.09. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates four upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago, Las Vegas and Dallas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000